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                                                                    Exhibit 99.2


                                                [ARTHUR ANDERSEN LLP LETTERHEAD]


June 24, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read
Item 4 included in the Form 8-K dated June 14, 2002 of NETMANAGE, INC., filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein and that refer to our firm.


Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP


cc:  Mr. Michael R. Peckham
     Vice President, Finance, and Chief Financial Officer
     NetManage, Inc.